Exhibit 107

Calculation of Filing Fee Tables

424(b)(5)

(Form Type)

Retail Opportunity Investments Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	457(o)			$407,017,051	$0.0000927	$37,731

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

Total Offering Amounts						$407,017,051		$37,731(1)

Total Fees Previously Paid								N/A

Total Fee Offsets								$37,731(2)

Net Fee Due								$0

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Retail Opportunity Investments Corp.	424(b)(5)	333-231088	02/20/2020		$41,673(2)	Equity	Common Stock, par value $0.0001 per share	N/A	$407,017,051

Fee Offset Claims	Retail Opportunity Investments Corp.	424(b)(5)	333-231088		02/20/2020						64,900(2)

(1)	Calculated in accordance with Rule 457(o), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act of 1933, as amended.
(2)

Retail Opportunity Investments Corp. (the “Company”) has previously registered shares of common stock having an aggregate offering price up to $500,000,000, offered by means of a 424(b)(5) prospectus supplement, dated February 20, 2020 and filed on February 20, 2020 (the “Prior Prospectus Supplement”), pursuant to a Registration Statement on Form S-3 (Registration Nos. 333-231088 and 333-231088-01), filed with the Securities and Exchange Commission on April 29, 2019 (the “Prior Registration Statement”). In connection with the filing of the Prior Prospectus Supplement, the total registration fee was $64,900 which was satisfied by offsetting $23,227 with fees previously paid on May 23, 2016 by the Company in connection with a prior offering and a contemporaneous fee payment of the balance of $41,673. An aggregate offering price of $92,982,949 in common stock was sold under the Prior Prospectus Supplement and then the offering was terminated.

Pursuant to Rule 457(p) under the Securities Act, registration fees of $41,673 (the “Prior Payment”) that have already been paid and remain unused with respect to securities that were previously registered pursuant to the Prior Prospectus Supplement and were not sold thereunder may be applied to the filing fees payable pursuant to this prospectus supplement. The Company is applying $37,731 of the Prior Payment toward the payment of the registration fee for the offer and sale of securities to be registered hereunder. As a result, the Company is paying $0 herewith. The Company has terminated the offering that included the unsold securities under the Prior Prospectus Supplement.